Exhibit 4.4

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on June 26, 2017 (the “Effective Date”), by and among

1.	Zai Lab Limited, an exempted company organized under the laws of the Cayman Islands (the “Company”);

2.	Zai Lab (Hong Kong) Limited , a company limited by shares incorporated under the laws of Hong Kong (the “Holdco Subsidiary”);

3.	(Zai Lab (Shanghai) Co., Ltd.), a foreign invested commercial enterprise incorporated under the Laws of the PRC (the “WFOE”);

4.	(Zai Lab (Suzhou) Co., Ltd.), a wholly foreign owned enterprise incorporated under the Laws of the PRC Zai Suzhou (the “Suzhou Co”);

5.	Zai Lab (Aust) Pty Ltd, a company limited by shares incorporated under the Laws of Australia (the “Aus Co”);

6.	Zai Lab (US) LLC, a limited liability company incorporated under the laws of the State of Delaware (the “US Co”);

7.	ZLIP Holding Limited, a company organized under the laws of the Cayman Islands (“ZLIP”);

8.	ZL Capital Limited, a company limited by shares incorporated under the laws of British Virgin Islands (“ZLCL”);

9.	ZL China Holding Two Limited, a company limited by shares incorporated under the laws of Hong Kong (“ZL China”);

10.	each of the Persons listed on Schedule A-1 attached hereto (each such Person, a “Principal” and, collectively, the “Principals”);

11.	each of the Persons listed on Schedule A-2 attached hereto (each such Person, a “Key Holder” and, collectively, the “Key Holders”);

12.	each of the Persons named on Schedule A-3 hereto (each, a “Series A Investor”);

13.	each of the Persons named on Schedule A-4 hereto (each, a “Series B Investor”);

14.	each of the Persons named on Schedule A-5 hereto (each, a “Series C Investor” and, together with the Series A Investors and Series B Investors, collectively, the “Investors”); and

15.	each of the Persons named on Schedule A-6 hereto (each, a “One Percent Holders”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Subscription Agreement (as defined below).

RECITALS

A	The Company owns 100% of the equity of the Holdco Subsidiary, which holds an interest in 100% of the registered capital of the WFOE.

B	The Group is engaged in the business of researching, developing and commercializing innovative medicine and other related pharmaceutical products and engaging in other activities ancillary thereto (the “Business”). The Company seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Series C Investors, on the terms and conditions set forth in the Subscription Agreement (as defined below).

C	The Series A Investors have subscribed for and purchased from the Company, and the Company has issued and sold to the Series A Investors, certain Series A Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series A Preferred Share Subscription Agreement, dated July 21, 2014, by and among the Company, the Series A Investors (including the Additional Investors (as defined therein) who joined such agreement by executing a joinder agreement) and certain other parties thereto, as amended from time to time.

D	The Series B Investors have subscribed for and purchased from the Company, and the Company has issued and sold to the Series B Investors, certain Series B Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series B Preferred Share Subscription Agreement dated January 7, 2016 by and among the Company, the Series B Investors and certain other parties thereto.

E	The Company, the Holdco Subsidiary, the WFOE, certain Principals, the Key Holders, the Series A Investors, the Series B Investors and certain other Person are parties to the Second Amended and Restated Shareholders Agreement dated January 20, 2016, as amended from time to time (the “Prior Shareholders Agreement”).

F	The Series C Investors have agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to the Series C Investors, certain Series C Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series C Preferred Share Subscription Agreement dated June 26, 2017 by and among the Company, the Series C Investors and certain other parties thereto (the “Subscription Agreement”). A capitalization table of the Company’s outstanding share capital at the time of the execution of this Agreement is set forth in Schedule B attached hereto.

G	The Subscription Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the Closing (as defined in the Subscription Agreement).

H	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby amend and restate the Prior Shareholders Agreement in its entirety as of the Effective Date as follows:

1.	Definitions.

1.1    The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the U.S., applied on a consistent basis.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (x) any shareholder of the Investor, (y) any of such shareholder’s or Investor’s general partners or limited partners and (z) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager.

Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the names of Sequoia and/or its Affiliates (including “Sequoia Capital”) are commonly used to describe a variety of entities affiliated with Sequoia (collectively, the “Sequoia Entities”) and are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any Sequoia Entity outside of the Sequoia China Sector Group or Sequoia Entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC. For the avoidance of doubt, Sequoia is (x) within the meaning of the Sequoia China Sector Group and (y) not primarily engaged in investment and trading in the secondary securities market.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is a director, officer or partner or is, directly or indirectly, the record or beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any parent, sibling, child or spouse of such Person.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any), who shall be one of the “Big Four” international accounting firms or such other reputable auditor as approved by the Board (including the affirmative vote of the Qiming Director).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC or the Cayman Islands.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Covered Person” has the meaning set forth in the Memorandum and Articles.

“Deemed Liquidation Event” means any of the following events: (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or other reorganization in which the shareholders of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of the Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred; (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies, taken as a whole (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies, taken as a whole); or (iii) the exclusive licensing of all or substantially all of the Group Companies’ Intellectual Property, taken as a whole, to a third party.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, Holdco Subsidiary, the WFOE, the Suzhou Co, the Aus Co, the US Co, ZLIP, ZLCL and ZL China, together with each direct and indirect Subsidiary of the Company, and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness, (vi) all obligations that are capitalized, (vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (viii) all obligations in respect of any interest rate swap, hedge or cap agreement, and (ix) all guarantees issued in respect of any Indebtedness of another Person where such Indebtedness is of the nature described in clauses (i) through (ix) above, but only to the extent of the Indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (v) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vi) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Key Employees” means the Persons listed on Schedule I to the Subscription Agreement and such other officers, directors, employees, advisors and consultants of the Group Companies that are deemed to be Key Employees by the Board from time to time.

“KPCB” means KPCB China Fund II, L.P. or any of its assigns and transferees.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, law or equity.

“Major Subsidiary” means any Subsidiary of the Company whose revenues, expenses or profits exceed twenty percent (20%) of the revenues, expenses or profits of the Group for the immediate preceding fiscal year of the Company.

“Maxway” means Maxway Investment Limited or any of its assigns and transferees.

“Memorandum and Articles” means the Third Amended and Restated Memorandum of Association of the Company and the Third Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“OrbiMed” means each of OrbiMed Asia Partners II, L.P., and OrbiMed Global Healthcare Master Fund, L.P. or any of their respective assigns and transferees.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.00001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Directors” means the Qiming Director and the Series B Director, each a “Preferred Director”.

“Preferred Shares” means the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qiming” means QM 11 Limited or any of its assigns and transferees.

“Qualified IPO” means a firm underwritten public offering of the Ordinary Shares (or depositary receipts or depositary shares thereof) of the Company in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, that results in net proceeds to the Company of at least US$75 million (net of underwriting discounts and selling commissions) through the sale of the Ordinary Shares (or depositary receipts or depositary shares thereof) in an IPO or a secondary offering of such securities.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares (ii) any other Ordinary Share Equivalents acquired by an Investor after the date hereof and (iii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in clause (i) or (ii) herein; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.3 and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Requisite Ordinary Holders” means the holders of at least two-thirds (2/3rds) of the voting power of the then outstanding Ordinary Shares.

“Requisite Preferred Holders” means the holders of at least fifty one percent (51%) of the voting power of the then outstanding Preferred Shares and Ordinary Shares converted therefrom (voting together as a single class and calculated on an as-converted basis).

“Requisite Series A Holders” means the holders of at least fifty-one percent (51%) of the voting power of the then outstanding Series A Preferred Shares and Ordinary Shares converted therefrom (voting together as a single class and calculated on an as-converted basis), which shall include Qiming.

“Requisite Series B Holders” means the holders of at least fifty-one percent (51%) of the voting power of the then outstanding Series B Preferred Shares and Ordinary Shares converted therefrom (voting together as a single class and calculated on an as-converted basis).

“Requisite Series C Holders” means the holders of at least fifty-one percent (51%) of the voting power of the then outstanding Series C Preferred Shares and Ordinary Shares converted therefrom (voting together as a single class and calculated on an as-converted basis).

“Restricted Shares” has the same meaning as defined under the Right of First Refusal & Co-Sale Agreement.

“Right of First Refusal & Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement, as defined in the Subscription Agreement and as amended from time to time.

“Rock Springs” means Rock Springs Capital Master Fund LP or any of its assigns and transferees.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sequoia” means Sequoia Capital CV IV Holdco, Ltd., SCC Growth I Holdco A, Ltd., or any of their assigns and transferees.

“Series A Preferred Shares” means the Series A-1 Preferred Shares and/or the Series A-2 Preferred Shares.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-2 Preferred Shares” means the Series A-2 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means the Series B-1 Preferred Shares and/or the Series B-2 Preferred Shares.

“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-2 Preferred Shares” means the Series B-2 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Subject IPO” means the proposed underwritten public offering of the Ordinary Shares (or depositary receipts or depositary shares thereof) of the Company in the United States on the New York Stock Exchange or the Nasdaq Global Market, as contemplated by the Company on the date hereof and reflected in that certain registration statement on Form F-1 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on May 30, 2017 for confidential review by the SEC relating to the sale of American depositary shares by the Company in such offering, with the understanding that such offering will be consummated no later than March 31, 2018.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Transaction Documents” has the meaning set forth in the Subscription Agreement.

“Transfer” has the same meaning as defined under the Right of First Refusal & Co-Sale Agreement.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

“US” or “U.S.” means the United States of America.

“US Investor” means (i) any Investor that is a United States Person and (ii) any Investor, one or more of the owner of which are, or controlled by, United States Persons.

“Vivo” means collectively, Vivo Capital Fund VIII, L.P., and Vivo Capital Surplus Fund VIII, L.P. or any of its permitted assigns and transferees.

1.2    Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4 (ii)
Agreement	Preamble
Approved Sale	Section 11.13(i)
Arbitration Notice	Section 12.5 (i)
Business	Recitals
Company	Preamble
Company Industry Segment	Section 12.24
Confidential Information	Section 11.11(i)
Deed of Adherence	Section 12.3
Dispute	Section 12.5(i)
Drag Holders	Section 11.13(i)
Drag Notice	Section 11.13(i)
Effective Date	Preamble
ESOP	Section 7.3(ii)
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.4(i)
First Participation Period	Section 7.4(i)
HKIAC	Section 12.5(ii)
Holdco Subsidiary	Preamble
ICC Rules	Section 12.5(ii)
Information Rights	Section 8.1(viii)
Inspection Rights	Section 8.2
Investors	Preamble
Key Holders	Preamble
Major Holder	Section 8.1
MFN Notice	Section 11.12
New Securities	Section 7.3
Offeror	Section 11.13(i)
Oversubscription Participants	Section 7.4(ii)
Participating Rights Holders	Section 7.4(i)
Party	Preamble
Preemptive Right	Section 7.1
Principal	Preamble
Prior Shareholders Agreement	Recitals
Qiming Director	Section 9.1(i)
Pro Rata Share	Section 7.2
Restricted Business	Section 11.7
Rights Holder	Section 7.1
Second Participation Notice	Section 7.4(ii)
Second Participation Period	Section 7.4(ii)
Series A Director	Section 9.1(i)

Series A Investor	Preamble
Series B Director	Section 9.1(i)
Series B Investor	Preamble
Series C Investor	Preamble
Subject Investor	Section 11.12
Subscription Agreement	Recitals
Subsidiary Board	Section 9.1(ii)
Violation	Section 5.1(i)
WFOE	Preamble

1.3    Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiii) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xiv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1    Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the sixth (6th) anniversary of the Effective Date or (ii) the date that is six (6) months after the consummation of an IPO (other than, in the case of Holders under clauses (a) and (b) below, the Subject IPO), Holders holding ten percent (10%) or more of the voting power of (a) the then outstanding Registrable Securities held by all Holders, or (b) the then outstanding Series B Preferred Shares and Ordinary Shares converted therefrom (voting together as a single class and calculated on an as-converted basis) or (c) the then outstanding Series C preferred Shares and Ordinary Shares converted therefrom (voting together as a single class and calculate on an as-converted basis) may request in writing that the Company effect a Registration on any internationally recognized exchange of Registrable Securities having an anticipated aggregate offering price of US$10,000,000. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective.

2.2    Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2.

2.3    Right of Deferral.

(i)    The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)    if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)    during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3)    with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if such form is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000; or

(4)    in any jurisdiction in which the Company would be required to be qualified to do business or execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii)    If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other Equity Securities during such period (except for Exempt Registrations).

2.4    Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided in this Section 2.4. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least two-thirds (2/3rds) of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the Holders is allocated among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such participating Holders to be included; provided that Initiating Holders representing a majority in voting power of Registrable Securities requested to be registered by all the Initiating Holders shall have the right to withdraw their request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be; provided further that if any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1    Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations or the Subject IPO), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3    Underwriting Requirements.

(i)    In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any participating Holders are allocated among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)    If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4    Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1    Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)    Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and to keep the Registration Statement effective for the period ending on the earlier of the date which is one hundred and eighty (180) days from the effective date of the Registration Statement or until the distribution thereunder has been completed;

(ii)    Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep such Registration Statement effective for the period specified in Section 4.1(i) above and to comply with the provisions of Applicable Securities Laws with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(iii)    Furnish to the selling Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by the Registration Statement;

(iv)    Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business that it would not otherwise be required to qualify or file a general consent to service of process in any such jurisdictions;

(v)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)    Promptly notify each selling Holder under the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such selling Holder, promptly prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and such prospectus, as supplemented or amended, shall comply with Law;

(vii)    Furnish, at the request of any selling Holder, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the external counsel of reputable standing, representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering;

(viii)    Otherwise comply with all applicable Law and rules and regulations of the Commission to the extent applicable to the Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)    Not, without the written consent of the holders of at least two-thirds (2/3rds) of voting power of the Registrable Securities covered by the Registration Statement, make any offer relating to the Equity Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x)    Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration Statement; and

(xi)    Take all reasonable actions necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are or will be listed or traded.

4.2    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3    Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of Initiating Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Initiating Holders in such Registration for any reason not due to the fault of the Company or any material adverse change to the financial, economic or political condition of the industry or industries in which the Company operates (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 or Section 2.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration).

5.	Registration-Related Indemnification.

5.1    Company Indemnity.

(i)    In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless each selling Holder, such Holder’s partners, officers, employees, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which such Person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws; provided that the Company will not be liable in any such case if and to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Person in writing specifically for use in such Registration Statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto). The Company will reimburse, as incurred, each such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)    The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2    Holder Indemnity.

(i)    In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, legal counsel, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any such Person may become subject, under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with information furnished by such Holder in writing specifically for use in such Registration Statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto); and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No selling Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)    The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3    Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 except to the extent such failure is materially prejudicial to the indemnifying party’s ability to defend such actions. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4    Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to the applicable Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5    Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6    Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	Additional Registration-Related Undertakings.

6.1    Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)    file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)    at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

6.2    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least two-thirds (2/3rds) of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) to cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3    “Market Stand-Off” Agreement. Each holder of Registrable Securities and each One Percent Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4    Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate with respect to any Holder upon the earlier of: (i) the date of the completion of a Deemed Liquidation Event, (ii) the date that is five (5) years following the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors , and (iii) the date as such Holder may sell all its Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5    Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6    Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)    it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)    it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Requisite Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.	Preemptive Right.

7.1    General. The Company hereby grants to each holder of Preferred Shares (a “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below) of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2    Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on a fully diluted, as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on a fully diluted, as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3    New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i)    any Equity Securities issued upon conversion or exercise of options, warrants or convertible securities existing as of the Effective Date;

(ii)     any Ordinary Shares and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s equity incentive, purchase or participation plan, employee share option plan or similar plan duly approved by the Board (including the affirmative vote of the Preferred Directors) and approved in accordance with Section 10 (each such plan, an “ESOP”);

(iii)    any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event as approved by the Board;

(iv)    any Equity Securities of the Company issued pursuant to a registered public offering approved by the Board (including the affirmative vote of the Preferred Directors) and approved in accordance with Section 10;

(v)    any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, or in connection with a bank financing, equipment leasing, licensing or strategic alliance arrangement, in any case, duly approved by the Board (including the affirmative vote of the Preferred Directors) and approved in accordance with Section 10;

(vi)    any Ordinary Shares issued upon the conversion of the Preferred Shares;

(vii)    any Series C Preferred Shares issued to any Person pursuant to the Subscription Agreement; and

(viii)    any Equity Securities that are otherwise excluded by written consent of the Requisite Series A Holders, the Requisite Series B Holders and the Requisite Series C Holders.

7.4    Procedures.

(i)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share) (the “Participating Rights Holders”). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)    Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give written notice (the “Second Participation Notice”) to Participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have five (5) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed by notice in writing within two (2) Business Days thereafter. If the oversubscription by Oversubscription Participants exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

(iii)    The closing of the issuance of New Securities to the Participating Rights Holders shall take place on such Business Day as specified by the Company in writing by not less than ten (10) Business Days’ written notice delivered following the expiration of the First Participation Period, or if applicable, the Second Participation Period.

7.5    Failure to Exercise. Upon the expiration of the First Participation Period, or if applicable, Second Participation Period, the Company shall have one hundred twenty (120) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price, and upon non-price terms not more favorable to the purchasers thereof, than specified in the First Participation Notice. In the event that the Company has not issued and sold all such New Securities within such one hundred twenty (120) day period, then the Company shall not thereafter issue or sell the unissued and unsold New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

7.6    Termination. The Preemptive Right shall terminate upon the earlier of: (i) immediately prior to the completion of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors or (ii) upon a Deemed Liquidation Event.

8.	Information and Inspection Rights.

8.1    Delivery of Financial Statements. The Company shall deliver to (a) each Rights Holder holding more than ten percent (10%) of the Company’s Ordinary Shares (calculated on a fully diluted and as-converted basis) (each, a “Major Holder”), (b) Maxway (so long as Maxway shall continue to hold at least 66% of the Series B Preferred Shares, together with any Ordinary Shares issued upon the conversion of any Series B Preferred Shares, initially acquired by Maxway) and (c) OrbiMed (so long as OrbiMed shall continue to hold at least 66% of the Series C Preferred Shares, together with any Ordinary Shares issued upon the conversion of any Series C Preferred Shares, initially acquired by OrbiMed) the following documents or reports:

(i)    within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by an Auditor, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period, provided that the financial statements delivered to Maxway shall be prepared in accordance with International Financial Reporting Standards and shall be accompanied by the auditors’ report and copies of the audited financial statements for each Major Subsidiary prepared in accordance with the accounting standards applicable to such Major Subsidiary in the jurisdiction of its formation;

(ii)    within forty-five (45) days of the end of each fiscal year, a consolidated unaudited income statement and statement of cash flows for such fiscal year and a consolidated balance sheet for the Company as of the end of such fiscal year, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), provided that the financial statements delivered to Maxway shall be prepared in accordance with International Financial Reporting Standards and shall be accompanied by copies of the unaudited financial statements for each Major Subsidiary prepared in accordance with the accounting standards applicable to such Major Subsidiary in the jurisdiction of its formation;

(iii)    within thirty (30) days of the end of each fiscal quarter, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), provided that the financial statements delivered to Maxway shall be prepared in accordance with International Financial Reporting Standards and shall be accompanied by (x) copies of the unaudited financial statements for each Major Subsidiary prepared in accordance with the accounting standards applicable to such Major Subsidiary in the jurisdiction of its formation and (y) a quarterly progress report (as prepared for the Board) identifying the Company’s expansion program to date, capital expenditures, and any deviation from plans outlined in the annual budget of the Company;

(iv)    an annual consolidated budget for the Group Companies within thirty (30) days prior to the beginning of each fiscal year, setting forth: the projected balance sheets, income statements and statements of cash flows for each quarter of such fiscal year of the Group Companies on a consolidated basis and all other material matters relating to the operation, development and business of the Group Companies which are reasonably necessary to be included in such budget, including an annual operations review (in a pre-agreed form) describing major activities and changes affecting the Company and the Group, capital investments, achievement against operational targets, and market conditions; with the understanding that the annual budget and business plans shall have been prepared by the Company and approved by the Board;

(v)    copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company;

(vi)    minutes of all shareholder and board meetings for any Group Company, provided that the Company shall not be required to deliver such minutes if the Board reasonably determines that the content of such minutes consists of any trade secret of the Company or is protected under attorney-client privilege;

(vii)    immediately following any change to the capitalization of any Group Company, an updated capitalization table of such Group Company certified by the chief executive officer of the Company;

(viii)    within thirty (30) days of the end of each fiscal quarter, a certification issued by the Company’s chief executive officer and chief financial officer (or finance director) certifying that all transactions between the Company and any of its Affiliates (other than any of the Group Companies) were arm’s length in nature, with all on-going transactions with the Company’ Affiliates (other than any of the Group Companies) and their basis of calculation disclosed in the certification;

(ix)    as soon as practicable, and in any event within seven (7) Business Days after receiving such request, any other information reasonably requested by any Major Holder or Maxway (so long as Maxway shall continue to hold at least 50% of the Series B Preferred Shares, together with any Ordinary Shares issued upon the conversion of any Series B Preferred Shares, acquired by Maxway pursuant to the Subscription Agreement), including, but not limited to, information on the financial, legal, business operation, business strategy and corporate governance aspects of the Group;

provided, however, that the Company shall not be obligated under this Section 8.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by a confidentiality agreement, in a form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between a Group Company and its counsel (the above rights, the “Information Rights”).

8.2    Inspection Rights. The Group Companies and the Key Holders covenant and agree that each Major Holder and Maxway (so long as Maxway shall continue to hold at least 50% of the Series B Preferred Shares, together with any Ordinary Shares issued upon the conversion of any Series B Preferred Shares, initially acquired by Maxway) shall have the right, at its own expense, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation, conditions and prospects of a Group Company with any Group Company’s directors, officers and employees, accountants, auditors, legal counsels and investment bankers (the “Inspection Rights”); provided, however, that a Major Holder and/or Maxway may only exercise such Inspection Rights if it has executed and delivered to the Company a confidentiality agreement, in form and substance reasonably acceptable to the Company; provided further that the Company shall have no obligation to provide any (i) information or material that contains any proprietary information of any Group Company, the disclosure of which to a Major Holder that is a competitor or a commercial partner of any Group Company would, in the reasonable judgment of the Board, be materially detrimental to the strategic interests of such Group Company or (ii) information or material the disclosure of which would adversely affect the attorney-client privilege between a Group Company and its counsel.

8.3    Meeting with Maxway. If requested by Maxway, the Company will meet with Maxway for quarterly or annual business reviews of the Company within sixty (60) days following the conclusion of the applicable period. The rights of Maxway under this Section 8.3 shall terminate when the Information Rights and Inspection Rights of Maxway terminate.

8.4    Reserved.

8.5    Termination. The Information Rights and Inspection Rights shall terminate upon the earlier to occur of: (i) the consummation of the initial public offering of the securities of the Company, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act or (iii) upon a Deemed Liquidation Event.

9.	Election of Directors.

9.1    Board of Directors.

(i)    The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of five (5) directors, with the composition of the Board determined as follows: (a) Ying Du shall have right to designate, appoint, remove, replace and reappoint two (2) directors on the Board, initially to be Marietta Hui Wu and Ying Du, (b) Qiming shall have right to designate, appoint, remove, replace and reappoint one (1) director (the “Qiming Director” or “Series A Director”) on the Board, initially to be Nisa Leung, (c) the holders of a majority in voting power of the Series B Preferred Shares shall have right to designate, appoint, remove, replace and reappoint one (1) director (the “Series B Director”) on the Board, initially to be Jianming Yu, and (d) Ying Du, Qiming and the holders of a majority in voting power of the Series B Preferred Shares, voting together, have the right to designate, appoint, remove, replace and reappoint one (1) director (the “Independent Director”) on the Board, initially to be Peter Karl Wirth. The chairperson of the Board shall be Ying Du, so long as Ying Du continues to serve as a member of the Board.

(ii)    Unless otherwise agreed by at least two-thirds (2/3) of the members of the Board, each Group Company wholly-owned by the Company shall, and the Parties hereto shall cause (i) each such Group Company to have a board of directors or similar governing body (the “Subsidiary Board”), (ii) the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, (iii) the composition of each Subsidiary Board to at all times consist of the same persons as directors as those then on the Board, and (iv) to the extent necessary and subject to applicable Laws, amend its Charter Documents for the purpose of effecting the sub-clauses (i) to (iii) above.

9.2    Voting Agreements.

(i)    With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at five (5) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and (iii) against any nominees not designated pursuant to Section 9.1.

(ii)    Any Director designated pursuant to Section 9.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or class of Persons then entitled to designate such Director pursuant to Section 9.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or class of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or class of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(iii)    The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Board pursuant to Section 9.1. Upon a removal or replacement of such director from the Board in accordance with Section 9.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

9.3    Procedure. Subject to the Memorandum and Articles and applicable Laws, the business of the Company and its Subsidiaries shall be managed by or under the direction of the Board. The Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of all directors of the Board or Subsidiary Board then in office, provided that such majority includes at least one (1) Preferred Director, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board. Notwithstanding the foregoing, if notice of the board meeting has been duly delivered to all directors of the Board or the applicable Subsidiary Board seven (7) days prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and the number of directors required to be present under this Section 9.3 for a quorum to be constituted is not present within one half hour from the time appointed for the meeting solely because of the absence of a Preferred Director, each holder of voting securities of the Company, or the applicable Group Company, as the case may be, shall procure that the directors present at the meeting shall adjourn the meeting to the third (3rd) following Business Day, at the same time and place (or to such other time or such other place as the directors may determine), with notice delivered to all directors two (2) days prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the applicable Group Company, and at such adjourned meeting, the presence of a majority of the number of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business at such adjourned meeting.

9.4    Expenses. The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

9.5    Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

9.6    D&O Insurance. If requested by the Board, the Company shall purchase and maintain directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Board, in relation to any person who is or was a Director or an officer of the Company or any Group Company, or who at the request of the Company or any Group Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity. To the maximum extent permitted by the Law of the jurisdiction in which the Company is organized, the Company shall indemnify and hold harmless each of its directors and enter into an indemnification agreement with such director in customary form.

10.	Protective Provisions.

10.1    Acts of the Group Companies Requiring Approval of Requisite Series A Holders. Notwithstanding anything else contained herein, no Group Company shall, prior to the earlier of the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors , take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure such Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in accordance with applicable Law and in writing by the (a) Requisite Series A Holders, with respect to items (iii), (iv), (xii) and (xiii) and (to the extent relating to the foregoing items in this Section 10.1(a)) item (xvi) and (b) Requisite Series A Holders and Requisite Ordinary Holders (voting as separate classes), with respect to items (i), (ii), (v)-(xi), (xiv), and (xv) and (to the extent relating to the foregoing items in this Section 10.1(b)) item (xvi), in each case (a) and (b) in advance:

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Shares, or any action that could adversely affect the rights of the holders of Shares (other than in connection with the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors);

(ii)    increase, reduce or cancel the authorized or issued share capital of any such Group Company, issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants, grant, issue or reserve for issuance any options, warrants or rights which may require the issue of shares in the future, or do any other act which has the effect of diluting or reducing the effective shareholding of any Shareholder in any such Group Companies (other than (x) in connection with the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors, and (y) options, warrants or other convertible securities issued to strategic partners, vendors or advisors in connection with initiatives by the Company which are not fund-raising in nature);

(iii)    any action that authorizes, creates or issues shares (or reclassifies any outstanding shares into shares) having rights, preferences, privileges or powers senior to or on a parity with the Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iv)    any purchase, repurchase, redemption or retirement of any Equity Security of any such Group Company other than the purchase, repurchase or redemption of the Preferred Shares pursuant to the Memorandum and Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares);

(v)    any amendment or modification to or waiver under any of the Charter Documents of any such Group Company (other than in connection with the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors);

(vi)    any declaration, set aside or payment of a dividend or other distribution by any such Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company, or the adoption of, or any change to, the dividend policy of any such Group Company;

(vii)    any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of any assets (tangible or intangible), including without limitation any trademarks, patents or other Intellectual Property, of any such Group Company;

(viii)    the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization (other than in connection with the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors), or arrangement of any such Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(ix)    any material change to the business scope, or nature of business of any such Group Company or cessation of any business line of any such Group Company;

(x)    any change of the size or composition of the board of directors of any such Group Company other than changes pursuant to and in compliance with Section 9 hereof;

(xi)    any investment in, or divestiture, sale or reduction by any such Group Company of an interest in a Subsidiary;

(xii)    the appointment or removal of the auditors for any such Group Company, or the change of the term of the fiscal year for any such Group Company;

(xiii)    any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election (other than any such tax election in connection with a restructuring or reorganization of the Group Companies in preparation for a Qualified IPO or the Subject IPO);

(xiv)    any public offering of any Equity Securities of any such Group Company (other than the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors);

(xv)    any Deemed Liquidation Event or any merger, amalgamation, petition or application in any jurisdiction to adopt a scheme of arrangement, consolidation, reorganization, reclassification, split-off, spin-off, conversion, business combination or other transaction of similar nature involving any such Group Company with any Person, or the purchase or other acquisition by any such Group Company of all or substantially all of the assets, equity or business of another Person (other than in connection with a restructuring or reorganization of the Group Companies in preparation for the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors); or

(xvi)    any action by any such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in (i) to (xvi) above requires the approval of the shareholders of the Company in accordance with applicable Laws, and if the shareholders vote in favor of such act but the approval of the Requisite Series A Holders and/or Requisite Ordinary Holders (as the case may be) has not yet been obtained, such Requisite Series A Holders and/or Requisite Ordinary Holders (as the case may be) shall have, in such vote, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the resolution plus one.

10.2    Acts of the Group Companies Requiring Approval of the Requisite Series B Holders. Notwithstanding anything else contained herein, no Group Company shall, prior to the earlier of the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors , take, permit to occur, approve, authorize, or agree to commit to do any of the following, and each Party shall procure such Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in accordance with applicable Law and in advance in writing by the Requisite Series B Holders (which approval will not be unreasonably withheld, delayed or conditioned by any holder of Series B Preferred Shares):

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Shares issued by the Company, or any action that could adversely affect the rights of the holders of Series B Preferred Shares (other than as necessary in consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series B Preferred Shares);

(ii)    increase, reduce or cancel the authorized or issued share capital of any such Group Company, issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants, grant, issue or reserve for issuance any options, warrants or rights which may require the issue of shares in the future, or do any other act which has the effect of diluting or reducing the effective shareholding of any Shareholder in any such Group Companies (other than (x) as necessary in consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series B Preferred Shares, and (y) options, warrants or other convertible securities the aggregate number of which does not exceed two percent (2%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) issued to strategic partners, vendors or advisors in connection with initiatives by the Company which are not fund-raising in nature);

(iii)    any action that authorizes, creates or issues shares (or reclassifies any outstanding shares into shares) having rights, preferences, privileges or powers senior to or on a parity with the Series B Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iv)    any purchase, repurchase, redemption or retirement of any Equity Security of any such Group Company other than the purchase, repurchase or redemption of the Preferred Shares pursuant to the Memorandum and Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares);

(v)    any amendment or modification to or waiver under any of the Charter Documents of any such Group Company (other than as necessary in consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series B Preferred Shares);

(vi)    any declaration, set aside or payment of a dividend or other distribution by any such Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company, or the adoption of, or any change to, the dividend policy of any such Group Company;

(vii)    any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of any assets (tangible or intangible), including without limitation any trademarks, patents or other Intellectual Property, of any such Group Company, but excluding any licensing of Intellectual Property by any Group Company;

(viii)    the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization (other than reorganization as necessary in the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series B Preferred Shares), or arrangement of any such Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(ix)    any material change to the business scope, or nature of business of any such Group Company (including the acquisition or the entry into any new business or formation of any joint venture or any Subsidiary representing, in each instance, an aggregate investment or expenditure by the Group of an amount exceeding US$2,500,000 in value) or cessation of any business line of any such Group Company;

(x)    any change of the size or composition of the board of directors of any such Group Company other than changes pursuant to and in compliance with Section 9 hereof;

(xi)    any divestiture, sale or reduction by any such Group Company of an interest in a Subsidiary; any investment by any such Group Company in another Person other than a Group Company;

(xii)    the appointment or removal of the auditors for any such Group Company, or the change of the term of the fiscal year for any such Group Company;

(xiii)    any public offering of any Equity Securities of any such Group Company (other than the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors);

(xiv)    any Deemed Liquidation Event or any merger, amalgamation, petition or application in any jurisdiction to adopt a scheme of arrangement, consolidation, reorganization, reclassification, split-off, spin-off, conversion, business combination or other transaction of similar nature involving any such Group Company with any Person, or the purchase or other acquisition by any such Group Company of all or substantially all of the assets, equity or business of another Person (other than in connection with restructuring or reorganization of the Group Companies as necessary in consummation of with the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series B Preferred Shares);

(xv)    issue, allot, or sell any bonds, debentures or other debt securities, together with any other bonds, debentures or debt securities issued, allotted or sold in the same fiscal year, that would exceed US$2,000,000;

(xvi)    capital expenditures by the Group in any transaction where the contract value exceeds US$2,000,000;

(xvii)    creation, incurrence or assumption by any such Group Company of Indebtedness of more than US$2,000,000;

(xviii)    the adoption, amendment or termination of any ESOP or any other share option, equity incentive, purchase or participation plan of any of the Group Companies; or

(xix)    any action by any such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in (i) to (xiv) or (xix) above requires the approval of the shareholders of the Company in accordance with applicable Laws, and if the shareholders vote in favor of such act but the approval of the Requisite Series B Holders has not yet been obtained, such Requisite Series B Holders shall have, in such vote, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the resolution plus one.

10.3    Acts of the Group Companies Requiring Approval of the Requisite Series C Holders. Notwithstanding anything else contained herein, no Group Company shall, prior to the earlier of the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors, take, permit to occur, approve, authorize, or agree to commit to do any of the following, and each Party shall procure such Group Company not to, and the shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in accordance with applicable Law and in advance in writing by the Requisite Series C Holders (which approval will not be unreasonably withheld, delayed or conditioned by any holder of Series C Preferred Shares):

(i)    any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Shares issued by the Company, or any action that could adversely affect the rights of the holders of Series C Preferred Shares (other than as necessary in consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series C Preferred Shares);

(ii)    increase, reduce or cancel the authorized or issued share capital of any such Group Company, issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants, grant, issue or reserve for issuance any options, warrants or rights which may require the issue of shares in the future, or do any other act which has the effect of diluting or reducing the effective shareholding of any Shareholder in any such Group Companies (other than (x) as necessary in consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series C Preferred Shares, and (y) options, warrants or other convertible securities the aggregate number of which does not exceed two percent (2%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) issued to strategic partners, vendors or advisors in connection with initiatives by the Company which are not fund-raising in nature);

(iii)    any action that authorizes, creates or issues shares (or reclassifies any outstanding shares into shares) having rights, preferences, privileges or powers senior to or on a parity with the Series C Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(iv)    any purchase, repurchase, redemption or retirement of any Equity Security of any such Group Company other than the purchase, repurchase or redemption of the Preferred Shares pursuant to the Memorandum and Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares);

(v)    any amendment or modification to or waiver under any of the Charter Documents of any such Group Company (other than as necessary in consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series C Preferred Shares);

(vi)    any declaration, set aside or payment of a dividend or other distribution by any such Group Company except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company, or the adoption of, or any change to, the dividend policy of any such Group Company;

(vii)    any sale, transfer, or other disposal of, or the incurrence of any Lien on, any substantial part of any assets (tangible or intangible), including without limitation any trademarks, patents or other Intellectual Property, of any such Group Company, but excluding any licensing of Intellectual Property by any Group Company;

(viii)    the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization (other than reorganization as necessary in the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series C Preferred Shares), or arrangement of any such Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(ix)    any material change to the business scope, or nature of business of any such Group Company (including the acquisition or the entry into any new business or formation of any joint venture or any Subsidiary representing, in each instance, an aggregate investment or expenditure by the Group of an amount exceeding US$2,500,000 in value) or cessation of any business line of any such Group Company;

(x)    any change of the size or composition of the board of directors of any such Group Company other than changes pursuant to and in compliance with Section 9 hereof;

(xi)    any divestiture, sale or reduction by any such Group Company of an interest in a Subsidiary; any investment by an such Group Company in another Person other than a Group Company;

(xii)    the appointment or removal of the auditors for any such Group Company, or the change of the term of the fiscal year for any such Group Company;

(xiii)    any public offering of any Equity Securities of any such Group Company (other than the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors);

(xiv)    any Deemed Liquidation Event or any merger, amalgamation, petition or application in any jurisdiction to adopt a scheme of arrangement, consolidation, reorganization, reclassification, split-off, spin-off, conversion, business combination or other transaction of similar nature involving any such Group Company with any Person, or the purchase or other acquisition by any such Group Company of all or substantially all of the assets, equity or business of another Person (other than in connection with restructuring or reorganization of the Group Companies as necessary in consummation of with the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors and as would not have a material adverse impact on the Series C Preferred Shares);

(xv)    issue, allot, or sell any bonds, debentures or other debt securities, together with any other bonds, debentures or debt securities issued, allotted or sold in the same fiscal year, that would exceed US$2,000,000;

(xvi)    capital expenditures by the Group in any transaction where the contract value exceeds US$2,000,000;

(xvii)    creation, incurrence or assumption by any such Group Company of Indebtedness of more than US$2,000,000;

(xviii)    the adoption, amendment or termination of any ESOP or any other share option, equity incentive, purchase or participation plan of any of the Group Companies; or

(xix)    any action by any such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed in (i) to (xiv) or (xix) above requires the approval of the shareholders of the Company in accordance with applicable Laws, and if the shareholders vote in favor of such act but the approval of the Requisite Series C Holders has not yet been obtained, such Requisite Series C Holders shall have, in such vote, the voting rights equal to the aggregate voting power of all the shareholders of the Company who voted in favor of the resolution plus one.

10.4    Acts of the Group Companies Requiring Approval of Series C Super-Majority. Notwithstanding anything else contained herein, the Company may not issue any New Securities that are senior to, or pari passu with, the Series C Preferred Shares (as to liquidation preference or distribution rights) unless such issuance of New Securities is approved in advance in writing by the holders of at least two-thirds (2/3) of the Series C Preferred Shares (which approval will not be unreasonably withheld, delayed or conditioned by any holder of Series C Preferred Shares).

10.5    Acts of the Group Companies Requiring Supermajority Board Approval. Notwithstanding anything else contained herein, except for the sole purpose of making indemnity payments by the Company pursuant to Section 11 of the Subscription Agreement, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any such Group Company to, and the shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by at least two-thirds (2/3) of the members of the Board:

(i)    the appointment or removal of, or approval of the remuneration package for, any member of the senior management of any such Group Company, including the chief executive officer, the chief operating officer, the chief financial officer, and any other management member at or above the level of vice president or comparable position;

(ii)    the adoption, amendment or termination of ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of such Group Companies;

(iii)    incurrence of any capital expenditure or other commitment in excess of US$1,000,000 (or its equivalent in other currency or currencies) individually or US$2,500,000 (or its equivalent in other currency or currencies) in the aggregate during any financial year, excluding contracts providing services to customers;

(iv)    creation, incurrence or assumption by any such Group Company of indebtedness for borrowed money or guarantees of such indebtedness except for trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(v)    incurrence of any Lien on all or any of the undertaking, assets or rights of any such Group Company except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$1,000,000 (or its equivalent in other currency or currencies) individually or US$2,500,000 (or its equivalent in other currency or currencies) in the aggregate during any financial year;

(vi)    entering into, approving or making adjustments or modifications to terms of any transaction with a transaction amount in excess of US$100,000 (or its equivalent in other currency or currencies) involving the interest of any director, shareholder or officer of any such Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness or liabilities of any director, shareholder or officer of any such Group Company;

(vii)    any transfer of cash or other assets in excess of US$5,000,000 (or its equivalent in other currency or currencies) between any such Group Companies and/or their Affiliates;

(viii)    any material equity or asset acquisition with a transaction amount in excess of US$2,500,000 (or its equivalent in other currency or currencies);

(ix)    selection of the listing exchange or the underwriters in connection with a public offering (other than the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors), or approval of the valuation or other terms and conditions for a public offering (other than the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors);

(x)    any exclusive out-licensing or incurrence of any Lien on any trademarks, patents or other Intellectual Property owned by any such Group Company other than in the ordinary course of business;

(xi)    the approval of, or any deviation from or amendment of, the annual budget and business plan of any such Group Company;

(xii)    any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election (other than any such tax election in connection with a restructuring or reorganization of the Group Companies in preparation for a Qualified IPO or the Subject IPO);

(xiii)    any other actions or transaction out of the ordinary course of business of the Company; or

(xiv)    any action by any such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

10.6    Termination. The provisions of this Section 10 shall terminate upon the earlier to occur of (i) the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors or (ii) a Deemed Liquidation Event.

11.	Additional Covenants.

11.1    Business of the Group Companies. The business of the Group Companies shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 10.

11.2    Compliance with Laws; Registrations.

(i)    The Group Companies shall, and each Key Holder shall cause the Group Companies to, conduct their respective business in compliance with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and its Affiliates and its respective officers, directors, and representatives not to, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America (“FCPA”), as amended (or that would be in violation of the FCPA if taken by a “US Person” as defined by the FCPA), or in violation of any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

(ii)    Without limiting the generality of the foregoing, each Key Holder and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

(iii)    Without limiting the generality of the foregoing, the Company covenants that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute anything of value, directly or indirectly, to any third party, including any non-U.S. Public Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law.

11.3    Share Option Plan. No issuances or grants will be made under any ESOP unless such ESOP contains terms and conditions approved by the Board and approved in accordance with Section 10 hereof.

11.4    Insurance. If requested by at least two-thirds (2/3) of the members of the Board, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, key man insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

11.5    Intellectual Property Protection. Except with the written consent of at least two-thirds (2/3) of the members of the Board, the Group Companies shall take all commercially reasonable steps to protect their respective Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each Key Employee to enter into an employment agreement in form and substance reasonably acceptable to at least two-thirds (2/3) of the members of the Board, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group

Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to at least two-thirds (2/3) of the members of the Board.

11.6    Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice, including using commercially reasonable efforts to ensure, with respect to each Group Company, that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) duties are segregated for cash deposits, cash reconciliation, cash payment, and a proper approval process is established in respect thereof, and (iv) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business, in each case (i)-(iv), in all material respects.

11.7    Non-compete. Unless the Requisite Preferred Holders otherwise consent in writing, each Principal (a) so long as such Principal is a director, officer or employee of a Group Company, shall devote no less than ninety percent (90%) of his/her time and attention during regular business hours to the business of the Group Companies, use his/her commercially reasonable efforts in furtherance of the business and interests of the Group Companies, and refrain from being employed by any Person other than a Group Company except with respect to any position being held by such Principal as of the Effective Date that has been disclosed to the Investors prior to such date, and (b) so long as such Principal is a director, officer, or employee of a Group Company and for two (2) years after such Principal is no longer a director, officer, or employee of a Group Company, shall not, and shall use reasonable best efforts to cause his/her Affiliates, and use commercially reasonable efforts to cause his/her Associates, in each case, not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, maintain any interest in (proprietary, financial or otherwise), any business, whether in corporate, proprietorship or partnership form or otherwise, that is substantially similar to, or otherwise competes with, the Business of the Group Companies (a “Restricted Business”), provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by such Principal, directly or indirectly, of less than 0.5% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is a current customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or solicit any Person who is a current supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavour to solicit or entice away any current director, officer, consultant or employee of any Group Company. Each of the Principals expressly agrees that the limitations set forth in this Section 11.7 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section shall be enforceable by each Group Company and each Investor separately and independently of the right of the other Group Companies and the other Investors. Notwithstanding any limitation in this Section 11.7, Ying Du shall not be restricted from serving on the board of directors or advisory panel of any company for which she is serving as a director or advisor as of the Effective Date that has been disclosed to the Investors prior to such date.

11.8    No Avoidance. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement.

11.9    Tax Matters for the United States and Other Jurisdictions.

(i)    At the request of a Shareholder (or Shareholders) for whom it is relevant, the Company shall use reasonable efforts to (a) determine, on an annual basis, whether the Company (or any of its subsidiaries) is a PFIC and (b) provide such information (or access to such information) as is reasonably available to the Company and necessary for such Shareholder to comply with such Shareholder’s US federal income tax or other tax filing or reporting obligations, including with respect to the acquisition, ownership, or disposition of, and income attributable to, any shares held by such Shareholder.

(ii)    At the request of a Shareholder (or Shareholders) for whom it is relevant, the Company shall use reasonable efforts to provide such information (or access to such information) in the Company’s possession in order to permit such Shareholder to (a) determine whether the Company is or may become a CFC, (b) determine the consequences to it or any of its direct or indirect investors of such status, and (c) comply with such Shareholder’s US federal income tax or other tax filing or reporting obligations.

(iii)    The Company shall comply and shall cause each of its Subsidiaries to comply with all material record-keeping, reporting, and other requirements that the Investors inform the Company are necessary to enable such Investor or any of its Affiliates to comply with any applicable US and non-US tax rules. The Company shall also provide the Investors with any information in the Company’s possession reasonably requested by such Investor or any of its Affiliates to enable such person to file any tax return, make any tax election, claim any refund, credit, deduction, treaty, benefit or any other tax benefit, or otherwise comply with any applicable US and non-US tax rules, including information relating to the transfer of shares or other interests in the Company or any Group Company and the issuance or redemption by the Company or any Group Company of any shares or other interests therein. The Investors agree that if the Company incurs expenses and fees over US$5,000 in any year in connection with the compliance with any non-US tax rules, the Investor requesting the Company to comply with such non-US tax rules shall reimburse the Company for such expenses and fees over US$5,000 each year.

11.10    Other Tax Matters.

(i)    The Company shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(ii)    (ii) The Company shall (and shall cause any Group Company to) (i) meet all payment, withholding, and other tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing) as required under the laws of the jurisdictions where the Group Company operates; (ii) at all times deal at arm’s length with any other Group Company, (iii) retain an accounting firm of recognized standing with respect to tax matters in any jurisdiction where the Group Company operates to handle all of its tax compliance matters in such jurisdiction, and (iv) refrain from entering into tax sharing agreements or otherwise guarantee another Person’s liability with respect to taxes.

11.11    Confidentiality.

(i)    The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Investor may disclose any of the Confidential Information to its fund manager or any other Affiliate and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; (iii) any Party may disclose any of the Confidential Information as reasonably necessary in connection with any legal proceeding or arbitration to enforce the terms of any Transaction Document; and (iv) if any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(ii)    The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement (but not the Charter Documents) entered into by the Company and the Investors in respect of the transactions contemplated hereby, except for the confidentiality provision in the Subscription Agreement, which shall remain in full force and effect.

11.12    Terms Protection. If at any time after the Closing and prior to a Qualified IPO, should the Company propose to issue any New Securities to a third party (a “Subject Investor”), then so long as Maxway continues to hold at least 50% of the Series B Preferred Shares acquired by Maxway at the Closing, the Company will provide to Maxway a written summary of the terms for the sale and issuance of such New Securities to such Subject Investor (the “MFN Notice”), with the understanding that Maxway will be offered the opportunity to receive any of the rights and benefits proposed to be granted by the Company to such Subject Investor in connection with such Subject Investor’s investment in the Company which are reasonably applicable to Maxway, provided that (a) Maxway notifies the Company in writing within ten (10) calendar days of the date it receives a copy of the MFN Notice of such desire, (b) the Subject Investor consummates its investment in the New Securities, and (c) Maxway will not be entitled to receive any rights or benefits (x) established in favor of the Subject Investor solely to address any laws, rules, regulations or internal policies to which Maxway is not also subject (unless it is subject to laws, rules, regulations or internal policies of substantially similar effect) or (y) which are personal to such Subject Investor based solely on the place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Subject Investor, to which Maxway is not also subject. Maxway acknowledges and agrees that the Company may in its sole discretion redact any confidential information regarding the Subject Investor which the Company is not otherwise obligated to disclose to Maxway pursuant to the terms of this Agreement.

11.13    Drag Along Rights.

(i)    At any time after the fifth (5th) anniversary of the Effective Date and prior to the consummation of a Qualified IPO, the holders of at least 66.7% in voting power of all issued and outstanding Shares of the Company voting as a single class on a fully diluted and as-converted basis (the “Drag Holders”) may approve a consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person (the “Offeror”) or other reorganization in which the shareholders of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of the Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred to the Offeror, or sale, transfer, lease or other disposition of all or substantially all of the assets of the Group Companies to the Offeror (an “Approved Sale”) that would qualify as a Deemed Liquidation Event pursuant to Article 8.2(B) of the Third Restated and Amended Articles of Association of the Company), where (i) the Company is valued at not less than US$1,000,000,000 in such transaction and (ii) the same terms and conditions shall apply in respect of the sale of any Share by a Shareholder in the Approved Sale as apply to the sale of Shares by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Share of the Company, may differ as between different classes of Shares of the Company in accordance with their relative liquidation preferences as set forth in the Memorandum and Articles and provided further that some Shareholders may be given the right or opportunity to exchange or roll a portion of their Shares of the Company for equity securities of the acquirer or an Affiliate thereof in the Approved Sale but in such event there shall, subject to applicable law, be no obligation to afford such right or opportunity to all of the Shareholders. In the case of a proposed Approved Sale, at the request of the Drag Holders, the Company shall promptly deliver a written notice (the “Drag Notice”) to notify each of the other Shareholders of the approval thereof and the material terms and conditions of such proposed Approved Sale, whereupon each such Shareholder shall, in accordance with instructions received from the Company at the direction of the Drag Holders, take all necessary actions in connection with the consummation of such Approved Sale as reasonably requested by the Drag Holders, including, but not limited to:

(1)    Execute and deliver any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of shares, of all certificates representing shares held or controlled by such Shareholder, accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates.

(2)    Sell, at the same time as the Drag Holders sell to the Offeror, in the Approved Sale, all of its Shares of the Company or the same percentage of its Shares of the Company as the Drag Holders sell;

(3)    Vote all of its Shares of the Company (a) in favor of such Approved Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Approved Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting.

(4)    Not exercise any dissenters’ or appraisal rights under applicable law with respect to such Approved Sale.

(ii)    In the event that any Shareholder fails for any reason to take any of the foregoing actions under this Section 11.13 following the Drag Notice, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Drag Holders approving the Approved Sale to take all necessary actions and execute and deliver all documents deemed by such Drag Holders to be reasonably necessary to effectuate the terms hereof.

11.14    Termination. The provisions of Section 11 shall terminate upon the earlier to occur of (i) the consummation of the Subject IPO or an alternative Qualified IPO approved by the Board with the affirmative vote of the Preferred Directors or (ii) a Deemed Liquidation Event.

12.	Miscellaneous.

12.1    Termination. This Agreement shall terminate upon mutual consent of the Parties hereto; provided that this Agreement shall terminate with respect to each Investor once such Investor ceases to be a shareholder of the Company. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination; provided that each Investor shall cease to have any obligations or liabilities once such Investor ceases to be a shareholder of the Company.

12.2    Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Each Key Holder irrevocably agrees to cause his/her respective holding company (if any) to perform and comply with all of its respective covenants and obligations under this Agreement.

12.3    Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns, but shall not otherwise be for the benefit of any third party. Subject to the terms and conditions of this Agreement and the Right of First Refusal & Co-Sale Agreement, each Shareholder may transfer all or part of the Equity Securities of the Company held by such Shareholder to any third party and assign any of its respective rights, interests, or obligations hereunder together with the transfer of such Equity Securities. Each transferee or assignee of such Equity Securities shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer or assignment, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Deed of Adherence substantially in the form attached hereto as Exhibit A (a “Deed of Adherence”). Upon the execution and delivery of a Deed of Adherence by any transferee or assignee, such transferee or assignee shall be deemed to be a party hereto as if such transferee’s or assignee’s signature appeared on the signature page of this Agreement. The Company shall not permit the transfer or assignment of any Equity Securities of the Company subject to this Agreement on its books or issue a new certificate or instrument representing any of the Company’s Equity Securities unless and until the transferee or assignee shall have complied with the terms of this Section 12.3. Except as provided in the preceding sentence and in Section 12.9, this Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the Company, the Requisite Ordinary Holders and the Requisite Preferred Holders except as expressly provided herein. Ying Du shall be jointly and severally liable for any breach by The Z Trust of any provision under this Agreement, the Right of First Refusal & Co-Sale Agreement and/or any Other Restriction Agreements (as defined under the Right of First Refusal & Co-Sale Agreement).

12.4    Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York.

12.5    Dispute Resolution.

(i)    Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to and conclusively determined by arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)    The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) in force when the Arbitration Notice is submitted in accordance with the ICC Rules. There shall be one (1) arbitrator. The disputing Parties may jointly select one (1) arbitrator, or agree that the HKIAC Council shall select the arbitrator. In the absence of such agreement, there shall be three (3) arbitrators, of whom one (1) arbitrator shall be appointed by the mutual agreement of the claimants to the Dispute, one (1) arbitrator shall be appointed by the mutual agreement of the respondents to the Dispute, and the third arbitrator shall be appointed by the arbitrators respectively designated by the claimants and respondents. If any arbitrator has not been appointed within thirty (30) days after the date of the Arbitration Notice, such arbitrator shall be appointed by the HKIAC Council.

(iii)    The arbitral proceedings shall be conducted in English. To the extent that the ICC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv)    Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v)    The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)    The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of the State of New York (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii)    Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)    During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.6    Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8    Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.9    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, and permitted by applicable Law, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10    Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11    Amendments and Waivers. Any provision in this Agreement may be amended or waived, only by the written consent of (i) the Company, (ii) the Requisite Series A Holders, (iii) the Requisite Series B Holders, (iv) the Requisite Series C Holders, and (v) the Requisite Ordinary Holders; provided, however, that (1) no amendment or waiver shall be effective or enforceable in respect of a holder of any class or series of any shares of the Company if such amendment or waiver affects such holder materially and adversely differently from the other holders of the same class or series of shares, unless such Persons consent in writing to such amendment or waiver, and (2) any provision that specifically and expressly gives a right to an Investor or a holder of Preferred Shares shall not be amended or waived without the prior written consent of such Investor or holder. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any parties. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

12.12    No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14    No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16    Entire Agreement. This Agreement (including the Exhibits hereto) together with the other agreements and instruments referenced herein constitutes the full and entire understanding and agreement among the Parties with regard to the subject matters hereof, and supersedes all prior agreements and understandings between or among any of the Parties with respect to the subject matters hereof. The Parties hereby agree that the Prior Shareholders Agreement shall be amended, restated and superseded by this Agreement in its entirety and terminate effective as of the Effective Date.

12.17    Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects as between the shareholders of the Company only, the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto (other than the Company) shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

12.18    Aggregation of Shares. All Shares held or acquired by any Affiliates of an Investor shall be aggregated together for the purpose of determining the availability of any rights of such Investor under this Agreement.

12.19    Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

12.20    Grant of Proxy. Upon the failure of any Key Holder to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Key Holder hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by such Key Holder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 12.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

12.21    Future Significant Holders. The Company and the Key Holders shall cause any future holders of Shares representing more than one percent (1%) of the Company’s issued and outstanding share capital (on a fully diluted and as-converted basis) to enter into this Agreement and become subject to the terms and conditions hereof as a Shareholder. The Parties hereto hereby agree that such future holders shall become parties to this Agreement by executing a joinder agreement in form and substance satisfactory to the Requisite Preferred Holders, without any amendment of this Agreement, or any consent or approval of any other party.

12.22    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

12.23    Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

12.24    Obligations of Investors. The Company acknowledges that the Investors and their Affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors hereby acknowledge and agree that a Covered Person (subject to any obligations under Section 12.26) shall:

(i)    have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company; and

(ii)    in connection with making investment decisions, to the fullest extent permitted by Law, have no obligation or duty (contractual or otherwise) to the Company, except as otherwise expressly agreed upon by the Company and such Covered Person, to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director or investor in, the Company or otherwise.

12.25    Restriction on the Use of Certain Investor Terms and Confidentiality.

(i)    Without the written consent of Qiming, each of the Group Companies, their shareholders (excluding Qiming), the Principals and the Key Holders shall not use the name or brand of Qiming or its Affiliates, claim itself as a partner of Qiming or its Affiliates or make any similar representations. Without the written approval of Qiming, the Group Companies, their shareholders (excluding Qiming), the Principals and the Key Holders, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or Qiming’s subscription of any share interest of the Company (except as required by applicable laws and regulations in connection with a Qualified IPO approved by the Board).

(ii)    Without the written consent of Sequoia, each of the Group Companies, their shareholders (excluding Sequoia), the Principals and the Key Holders shall not use the name or brand of Sequoia or its Affiliates, claim itself as a partner of Sequoia or its Affiliates, or make any similar representations. Without the written approval of Sequoia, each of the Group Companies, their shareholders (excluding Sequoia), the Principals and the Key Holders shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or Sequoia’s subscription of any share interest of the Company (except as required by applicable laws and regulations in connection with a Qualified IPO approved by the Board).

(iii)    Without the written consent of Maxway, each of the Group Companies, their shareholders (excluding Maxway), the Principals and the Key Holders shall not use the name or brand of Maxway or its Affiliates, claim itself as a partner of Maxway or its Affiliates, or make any similar representations. Without the written approval of Maxway, each of the Group Companies, their shareholders (excluding Maxway), the Principals and the Key Holders shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or Maxway’s subscription of any share interest of the Company (except as required by applicable laws and regulations in connection with a Qualified IPO approved by the Board).

(iv)    Without the written consent of OrbiMed, each of the Group Companies, their shareholders excluding OrbiMed), the Principals and the Key Holders shall not use the name or brand of OrbiMed or its Affiliates, claim itself as a partner of OrbiMed or its Affiliates, or make any similar representations. Without the written approval of OrbiMed, each of the Group Companies, their shareholders (excluding OrbiMed), the Principals and the Key Holders shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or OrbiMed’s subscription of any share interest of the Company (except as required by applicable laws and regulations in connection with a Qualified IPO approved by the Board).

(v)    Without the written consent of Vivo, each of the Group Companies, their shareholders excluding Vivo), the Principals and the Key Holders shall not use the name or brand of Vivo or its Affiliates, claim itself as a partner of Vivo or its Affiliates, or make any similar representations. Without the written approval of Vivo, each of the Group Companies, their shareholders (excluding Vivo), the Principals and the Key Holders shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or Vivo’s subscription of any share interest of the Company (except as required by applicable laws and regulations in connection with a Qualified IPO approved by the Board).

(vi)    Without the written consent of Rock Springs, each of the Group Companies, their shareholders excluding Rock Springs), the Principals and the Key Holders shall not use the name or brand of Rock Springs or its Affiliates, claim itself as a partner of Rock Springs or its Affiliates, or make any similar representations. Without the written approval of Rock Springs, each of the Group Companies, their shareholders (excluding Rock Springs), the Principals and the Key Holders shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or Rock Springs’ subscription of any share interest of the Company (except as required by applicable laws and regulations in connection with a Qualified IPO approved by the Board).

12.26    KPCB Commitment. KPCB covenants to the Company that, so long as KPCB holds any Equity Securities of the Company, it shall use commercially reasonable efforts to provide all necessary support requested by the Group in building the Group’s Business and product portfolio and any ancillary undertakings reasonably related thereto.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

GROUP COMPANIES:

Zai Lab Limited	)
and SIGNED and DELIVERED by	)

/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)
Zai Lab (Hong Kong) Limited	)
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

(Zai Lab (Shanghai) Co., Ltd.))
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

CHOP:

(Zai Lab (Suzhou) Co., Ltd.))
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

CHOP:

Zai Lab (Aust) Pty Ltd	)
and SIGNED and DELIVERED by	)
)

[Signature Page to Shareholders Agreement]

/s/ Ying Du Director in the presence of: /s/ Mandy Li	) ) ) )

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

GROUP COMPANIES:

Zai Lab (US) LLC	)
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

ZLIP Holding Limited	)
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

ZL Capital Limited	)
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

ZL China Holding Two Limited	)
and SIGNED and DELIVERED by	)
)
/s/ Ying Du	)
)
Director	)
in the presence of: /s/ Mandy Li	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

PRINCIPAL AND KEY HOLDER:

)
/s/ Ying Du	)
)
SIGNED and DELIVERED by: Ying Du	)
in the presence of: /s/ Mandy Li	)
)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

PRINCIPALS:

)
)
/s/ Qi Liu	)
SIGNED and DELIVERED by: Qi Liu	)
in the presence of: /s/ Mandy Li	)
)
)
/s/ Ning Xu	)
SIGNED and DELIVERED by: Ning Xu	)
in the presence of: /s/ Mandy Li	)
)
)
/s/ James Shuizhong Yan	)
SIGNED and DELIVERED by: James Shuizhong Yan	)
in the presence of: /s/ Mandy Li	)
)
)
/s/ Bo Zhang	)
SIGNED and DELIVERED by: Bo Zhang	)
in the presence of: /s/ Mandy Li	)
)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

KEY HOLDER AND INVESTOR:

The Z Trust	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Director	)
in the presence of: /s/ Vivian Tao	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

ONE PERCENT HOLDERS:

)
/s/ Marietta Hui Wu	)
SIGNED and DELIVERED by: Marietta Hui Wu	)
in the presence of: /s/ Mandy Li	)
)
)
)
)
/s/ Maggie Yuan Ma	)
SIGNED and DELIVERED by: Maggie Yuan Ma	)
in the presence of: /s/ Mandy Li	)
)
)
)
)
/s/ Yuzhen Cheng	)
SIGNED and DELIVERED by: Yuzhen Cheng	)
in the presence of: /s/ Mandy Li	)
)
)
)
)
/s/ Hongtao Lu	)
SIGNED and DELIVERED by: Hongtao Lu	)
in the presence of: /s/ Mandy Li	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

QM 11 Limited	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Authorized Signatory	)
in the presence of: /s/ [Illegible]	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

Sequoia Capital CV IV Holdco, Ltd.	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Authorized Signatory	)
in the presence of: /s/ [Illegible]	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

KPCB China Fund II, L.P.	)
SIGNED and DELIVERED by KPCB China Associates II, L.P.,	)
its General Partner	)
SIGNED and DELIVERED by KPCB China Holdings II, Ltd.,	)
its General Partner	)
SIGNED and DELIVERED by	)
)
/s/ Ava Hahn	)
)
Title: General Counsel	)
in the presence of: /s/ Katy Fisk	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

Sprouts International Holdings Limited	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Director	)
in the presence of: /s/ [Illegible]	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

Maxway Investment Limited	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Director	)
in the presence of: /s/ [Illegible]	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

OrbiMed Asia Partners II, L.P.		)
SIGNED and DELIVERED by:	OrbiMed Asia GP II, L.P.	)
	its General Partner	)
)
SIGNED and DELIVERED by:	OrbiMed Advisors II Limited	)
	its General Partner	)
)
	SIGNED and DELIVERED by:	)
)
	/s/ Jonathan Wang	)
)
	Name: Jonathan Wang	)
	Title: Director	)
in the presence of:	/s/ Yifu Liu	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

SCC Growth I Holdco A, Ltd.	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Authorized Signatory	)
in the presence of: /s/ [Illegible]	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

OrbiMed Global Healthcare Master Fund, L.P.		)
SIGNED and DELIVERED by:	OrbiMed Advisors LLC,	)
	solely in its capacity as Investment	)
	Manager	)
)
	SIGNED and DELIVERED by:	)
)
	/s/ Carl Gordon	)
	Name: Carl Gordon	)
	Title: Member	)
in the presence of:	/s/ Andrew So	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

Vivo Capital Fund, VIII, L.P.		)
SIGNED and DELIVERED by:	Vivo Capital VIII, LLC,	)
Its:	General Partner	)
)
	SIGNED and DELIVERED by:	)
)
	/s/ Chen Yu	)
	Name: Chen Yu	)
	Title: Managing Member	)
in the presence of:	/s/ Brittanie Montoya	)

Vivo Capital Surplus Fund, VIII, L.P.		)
SIGNED and DELIVERED by:	Vivo Capital VIII, LLC,	)
Its:	General Partner	)
)
	SIGNED and DELIVERED by:	)
)
	/s/ Chen Yu	)
	Name: Chen Yu	)
	Title: Managing Member	)
in the presence of:	/s/ Brittanie Montoya	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP	)
SIGNED and DELIVERED by Rock Springs General Partner LLC	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Managing Member	)
in the presence of: /s/ Jill R. Seidman	)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a Deed on the date and year first above written.

INVESTOR:

Cormorant Private Healthcare Fund I, LP	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Managing Member of the GP	)
in the presence of: /s/ [Illegible]	)

Cormorant Global Healthcare Master Fund, LP	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: Managing Member of the GP	)
in the presence of: /s/ [Illegible]	)

CRMA SPV, L.P.	)
SIGNED and DELIVERED by Cormorant Asset Management, LLC	)
its Attorney-in-Fact	)
SIGNED and DELIVERED by	)
)
/s/ [Illegible]	)
)
Title: CEO/CIO	)
in the presence of: /s/ [Illegible]	)

[Signature Page to Shareholders Agreement]

SCHEDULE A-1

LIST OF PRINCIPALS

•	Ying Du, a U.S. citizen whose U.S. passport number is #########.

•	Qi Liu, a U.S. citizen whose U.S. passport number is #########.

•	Ning Xu, a PRC citizen whose PRC passport number is #########.

•	James Shuizhong Yan, a U.S. citizen whose U.S. passport number is #########.

•	Bo Zhang, a U.S. citizen whose U.S. passport number is #########.

SCHEDULE A-2

LIST OF KEY HOLDERS

•	Ying Du

•	The Z Trust

SCHEDULE A-3

LIST OF SERIES A INVESTORS

•	QM 11 Limited

•	Sequoia Capital CV IV Holdco, Ltd.

•	KPCB China Fund II, L.P.

•	Sprouts International Holdings Limited

SCHEDULE A-4

LIST OF SERIES B INVESTORS

•	Maxway Investment Limited

•	QM 11 Limited

•	SCC Growth I Holdco A, Ltd.

•	OrbiMed Asia Partners II, L.P.

•	Sprouts International Holdings Limited

SCHEDULE A-5

LIST OF SERIES C INVESTORS

•	OrbiMed Global Healthcare Master Fund, L.P.

•	OrbiMed Asia Partners II, L.P.

•	Vivo Capital Fund VIII, L.P.

•	Vivo Capital Surplus Fund VIII, L.P.

•	Rock Springs Capital Master Fund LP

•	Cormorant Private Healthcare Fund I, LP

•	Cormorant Global Healthcare Master Fund, LP

•	CRMA SPV, L.P.

•	QM 11 Limited

•	The Z Trust

SCHEDULE A-6

LIST OF ONE PERCENT HOLDERS

•	Yuzhen Cheng, a Canadian citizen whose Canadian passport number is ########.

•	Marietta Hui Wu, a U.S. citizen whose U.S. passport number is #########.

•	Maggie Yuan Ma, a U.S. citizen whose U.S. passport number is #########.

•	Hongtao Lu, a U.S. citizen whose U.S. passport number is #########.

SCHEDULE B

CAPITALIZATION TABLE

Name of Shareholders	Issued Ordinary Shares	Issued Series A Preferred Shares	Reserved Ordinary Shares	Reserved Series A Preferred Shares under Warrant	Issued Series B Preferred Shares	Issued Series C Preferred Shares
Ying Du	8,060,000	—	—	—	—	—
The Z Trust	24,940,000	—	—	—	—	—
Peter Karl Wirth	1,800,000	—	—	—	—	—
Hongtao Lu	3,465,000	—	—	—	—	—
Yuzhen Cheng	11,546,667	—	—	—	—	—
Marietta Hui Wu	3,200,000	—	—	—	—	—
Bo Zhang	4,900,000	—	—	—	—	—
Maggie Yuan MA	3,500,000	—	—	—	—	—
Jonathan Chong Wang	400,000	—	—	—	—	—
Wei Liu	910,000	—	—	—	—	—
Biao Hai	1,365,000	—	—	—	—	—
Yajun Xu	350,000	—	—	—	—	—
Thomas Hideo Yamamoto	300,000	—	—	—	—	—
Debra Yu	10,000	—	—	—	—	—
Joseph Sylvanus D’Elia	10,000	—	—	—	—	—
Yiping James Li	675,000	—	—	—	—	—
James Shuizhong Yan	490,000	—	—	—	—	—
Brian Hongdi Gu	933,333	—	—	—	—	—
Yanni Xiao	500,000	—	—	—	—	—

Name of Shareholders	Issued Ordinary Shares	Issued Series A Preferred Shares	Reserved Ordinary Shares	Reserved Series A Preferred Shares under Warrant	Issued Series B Preferred Shares	Issued Series C Preferred Shares
Ann Tomoko Yamamoto	50,000	—	—	—	—	—
The WY Trust	1,000,000	—	—	—	—	—
ESOP	—	—	42,813,603	—	—	—
QM 11 Limited	1,400,000	53,753,033	—	—	7,272,790	—
Sequoia Capital CV IV Holdco, Ltd.	—	17,917,677	—	—	—	—
SCC Growth I Holdco A, Ltd.	—	—	—	—	5,387,251	—
KPCB China Fund II, L.P.	—	22,723,873	—	—	—	—
Sprouts International Holdings Limited	—	7,058,757	—	—	377,107	—
Maxway Investment Limited	—	—	—	—	40,404,387	—
Harbor Front Investment Limited	2,600,000	—	—	—	—	—
OrbiMed Asia Partners II, L.P.	—	—	—	2,770,851	3,771,076	1,199,376
OrbiMed Global Healthcare Master Fund, L.P.	—	—	—	—	—	1,998,961
Vivo Capital Fund VIII, L.P.	—	—	—	—	—	3,512,840
Vivo Capital Surplus Fund VIII, L.P.	—	—	—	—	—	485,081
Rock Springs Capital Master Fund LP	—	—	—	—	—	1,599,168
Cormorant Private Healthcare Fund I, LP	—	—	—	—	—	1,593,571
Cormorant Global Healthcare Master Fund, LP	—	—	—	—	—	337,225
CRMA SPV, L.P.	—	—	—	—	—	68,165
QM 11 Limited	—	—	—	—	—	399,792
The Z Trust	—	—	—	—	—	799,584
Total	72,405,000	101,453,340	42,813,603	2,770,851	57,212,611	11,993,763

SCHEDULE C

ADDRESS FOR NOTICES

If to any Key Holder, Principal and/or Group Company:

Address:	4F, Building 1, Jinchuang Plaza,
4560 Jin Ke Road, Pudong New Area
Shanghai, China
Tel:	+86 21 6163 2579
Fax:	+86 21 6163 2570
Attention:	Samantha Du

If to Qiming:

Address:	Unit 11, Level 3, Three Pacific Place, 1 Queen’s Road East, Hong Kong
Tel:	+852 2855 6848
Fax:	+852 2855 6800
Attention:	Nisa Leung

If to Sequoia Capital CV IV Holdco, Ltd.:

Address:	Suite 2215, Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	+852 2501 8989
Fax:	+852 2501 5249
Attention:	KOK Wai Yee

If to KPCB China Fund II, L.P.:

Address:	No.6, Lane 1350, Middle Fuxing Road, Xuhui District, Shanghai 200031, China
Tel:	+86 21 6025 2116
Fax:	+86 21 6025 2110
Attention:	James Huang

If to Sprouts International Holdings Limited:

Address:	Room 612, Building B, 2305 Zuchongzhi Road, Zhangjiang Hi-tech Park, Shanghai, China
Tel:	+86 21 6163 0107
Fax:	+86 21 6163 0172
Attention:	Ming Li

If to Maxway Investment Limited:

c/o Advantech Capital Advisors (HK) Limited
Address:	Suites 1702-03, 17/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Tel:	+852 2801-6988
Fax:	+852 2801 4882
Attention:	Director

If to OrbiMed Asia Partners II, L.P.:

Address:	Unit 4706, Raffles City Shanghai Office Tower, 268 Xizang Middle Road, Shanghai 200001, P.R.China
Tel:	+86 21 6335 1709
Fax:	+86 21 6335 1711
Attention:	Jonathan Wang

If to SCC Growth I Holdco A, Ltd.:

Address:	Suite 3613, 36/F, Two Pacific Place, 88 Queensway Road, Hong Kong
Tel:	+852 2501 8989
Fax:	+852 2501 5249
Attention:	KOK Wai Yee

If to OrbiMed Asia Partners II, L.P.:

Address:	Unit 4706, Raffles City Shanghai Office Tower, 268 Xizang Middle Road, Shanghai 200001, P.R.China
Tel:	+86 21 6335 1709
Fax:	+86 21 6335 1711
Attention:	Jonathan Wang

If to OrbiMed Global Healthcare Master Fund, L.P.:

Address:	c/o OrbiMed Advisors LLC
601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel:	212-739-6400
Fax:	212-739-6444
Email:	Legal@OrbiMed.com
Attention:	Andrew So

If to Vivo:

Address:	505 Hamilton Avenue, Suite 207, Palo Alto, CA 94301
Tel:	650-688-0818
Fax:	650-688-0815
Attention:	Chen Yu

If to Rock Springs Capital Master Fund LP:

Address:	650 South Exeter Street, Suite 1070, Baltimore, Maryland 21201
Tel:	410-220-0130
Fax:	410-220-0144
Attn:	General Counsel

If to Cormorant Private Healthcare Fund I, LP, Cormorant Global Healthcare Master Fund, LP, and/or CRMA SPV, L.P.:

Address:	200 Clarendon Street 52nd Floor, Boston, MA 02116
Tel:	857 702 0388
Fax:	617 507 5905
Attention:	Jay Scollins

EXHIBIT A

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made                      day of                     , 201

BETWEEN

(1)	Zai Lab Limited, an exempted company organized under the laws of the Cayman Islands (the “Company”); and

(2)	[●] (the “New Shareholder”).

The Company and the New Shareholder shall be hereinafter collectively referred to as the “Parties”.

WHEREAS:

(A)	As of [●], the Company and certain other parties identified therein entered into a Third Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)	The New Shareholder wishes to acquire an aggregate of [INSERT NUMBER and TYPE/CLASS OF SECURITIES] in the capital of the Company from [INSERT NAME OF SELLER] (the “Transferor”) and in accordance with the terms and conditions of the Shareholders Agreement has agreed to enter into this Deed of Adherence (the “Deed”).

(C)	The Company is entering into this Deed on behalf of itself and as agent and trustee for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Interpretation. In this Deed, except as the context may otherwise require, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

2.	Covenant. The New Shareholder hereby covenants to the Company as agent and trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of the Transferor imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

3.	Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Transferor under the Shareholders Agreement in each case as if such New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

4.	Governing Law. This Deed shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

5.	Counterparts. This Deed may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures (including PDF) shall be deemed to be originals for purposes of the effectiveness of this Deed.

6.	Further Assurance. Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Deed on its terms and conditions.

7.	Headings. The headings used in this Deed are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[REMINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS whereof the Parties have executed and delivered this Deed as a deed on the day and year first hereinbefore mentioned.

COMPANY:

Signed as a deed on behalf of

Zai Lab Limited,

an exempted company organized under the laws of the Cayman Islands by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the Company

By:
Name:
Title:

Address:
Fax:

NEW SHAREHOLDER:

signed as a deed on behalf of

[●]

[a [●] organized under the laws of [●]]

by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the New Shareholder

By:
Name:
Title:

Address:
Fax: